CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

August 23, 2005

Date of Report

(Date of Earliest Event Reported)

EasyWeb, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-32353 (Commission File Number)	84-1475642 (IRS Employer Identification No.

6025 S. Quebec Street, Suite 135

 Englewood, Colorado

(Address of principal executive offices (zip code))

(720) 493-0303

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events

Item 8.01

Other Events.

On August 9, 2005, we filed a current report on Form 8-K disclosing our entry into an Agreement and Plan of Merger with ZIOPHARM, Inc., a Delaware corporation, and our wholly owned subsidiary, ZIO Acquisition Corp.  Pursuant to such Merger Agreement, and subject to the satisfaction of applicable closing conditions, ZIO Acquisition will merge with and into ZIOPHARM, with ZIOPHARM remaining as the surviving company and a wholly owned subsidiary of EasyWeb.  One of the closing conditions to the merger is that we have effected a 1-for-40 reverse stock split of our stock.  Our shareholders authorized our board of directors to effect such a reverse stock split at our special meeting of shareholders on February 28, 2005.

The effective date for the reverse stock split was August 24, 2005.  Pursuant thereto and on that same date, our common stock will trade on the Over the Counter Bulletin Board under the new symbol: ESWB, with a new CUSIP number: 27784W2035.  This reverse stock split did not affect our authorized capital, which remains at 280,000,000 shares of capital stock with a par value per share equal to $.001.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

EasyWeb, Inc.

By:  /s/  David C. Olson

David C. Olson

Chief Executive Officer